EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
ActiveCore Technologies, Inc.

      We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 20, 2005 relating to the consolidated financial statements of ActiveCore Technologies, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ BDO Dunwoody LLP
Toronto, Ontario
March 21, 2006